Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, 333-18851, 333-51291, 333-40932, 333-48114, 333-86376, 333-102738, 333-107638, 333-126956, and 333-124477) pertaining to Sabre Holdings Corporation Amended and Restated Long-Term Incentive Plan; The Sabre Group Holdings, Inc. 1996 Amended and Restated Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, Employee Stock Purchase Plan and Deferred Compensation Plan; Sabre Holdings Corporation Employee Stock Purchase Plan, Sabre Holdings Corporation 2000 Stock Option Plan; GetThere.com, Inc. 1996 Stock Incentive Plan and 1999 Stock Incentive Plan; Travelocity.com LP Second Amended 1999 Long-Term Incentive Plan, Travelocity Holdings, Inc. Amended 1999 Long-Term Incentive Plan, Travelocity.com LP Employee Stock Purchase Plan and Travelocity Holdings, Inc. Employee Stock Purchase Plan; Sabre Holdings Corporation 2003 Directors Deferred Compensation and Deferred Stock Unit Plan; Sabre Holdings Corporation Amended and Restated 1996 Long-Term Incentive Plan; Restricted Stock Unit Replacement Awards; and Employee Stock Purchase Plan, as Amended and Restated, respectively; and the Registration Statement on Form S-3 (No 333-99209) of our reports dated February 19, 2007 with respect to the consolidated financial statements and financial statement schedule of Sabre Holdings Corporation, Sabre Holdings Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sabre Holdings Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP
Ft. Worth, TX
February 19, 2007